SECURITIES PURCHASE AGREEMENT


     This SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into as of December 22, 1997, by and between Cel-Sci Corporation, a Colorado corporation (the "Company"), with headquarters located at 66 Canal Center Plaza, Suite 510, Alexandria, Virginia, 22314 and the purchasers ("Purchasers") set forth on the schedule of Purchasers attached hereto, with regard to the following:

                                    RECITALS

     A. The Company and Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     B. Purchasers desire (a) to purchase, upon the terms and conditions stated in this Agreement, Ten Million U.S. Dollars face amount of the Company's Series D Preferred Stock (the "Preferred Shares"), in the form attached hereto as Exhibit A, convertible into shares of the Company's Common Shares, par value $0.01 per share (the "Common Stock"), and (b) to receive, in consideration for such purchase, Stock Purchase Warrants (the "Warrants"), in the form attached hereto as Exhibit B, to acquire shares of Common Stock. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as "Warrant Shares". The shares of Common Stock to be issued to the Purchasers upon conversion of the Preferred Shares are referred to herein as the "Common Shares." The Preferred Shares, the Common Shares, the Warrants, and the Warrant Shares are collectively referred to herein as the "Securities."

     C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:



                                    ARTICLE I
                      PURCHASE AND SALE OF PREFERRED SHARES


     1.1 Purchase of Preferred Shares. Subject to the terms and conditions of this Agreement, the issuance, sale and purchase of the Preferred Shares shall be consummated in a "Closing". On the date of the Closing, subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII, the Company shall issue and sell to the Purchasers, and the Purchasers agree to purchase from the Company, Preferred Shares in the respective amounts set forth opposite each Purchaser's name on the Schedule of Purchasers. The per share purchase price (the "Purchase Price") of the Preferred Shares shall be $1,000 for an aggregate purchase price of Ten Million U.S. Dollars.


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     1.2 Form of Payment.  The  Purchaser  shall pay the Purchase  Price for the
Preferred Shares by wire transfer to the account designated pursuant to the Escrow Agreement by and among the Company, the Purchaser and the escrow agent ("Escrow Agent") designated therein in the form attached hereto as Exhibit D ("Escrow Agreement") upon delivery to the Escrow Agent of the Preferred Shares and the Warrants, all in accordance with the terms of the Escrow Agreement, and upon satisfaction of the other Closing conditions.

     1.3 Closing Date. Subject to the satisfaction (or waiver) of the conditions set forth in Articles VI and VII below, and further subject to the terms and conditions of the Escrow Agreement, the date and time of the issuance, sale and purchase of the Preferred Shares pursuant to this Agreement shall be at 10:00 a.m. California time, on December 22, 1997, (the "Closing Date").

     1.4 Warrants. In consideration of the purchase by Purchaser of the Preferred Shares, the Company shall at the Closing issue to the Purchasers Warrants to acquire an aggregate of One Million One Hundred Thousand (1,100,000) Common Shares.

                                   ARTICLE II
                         PURCHASER'S REPRESENTATIONS AND
                                   WARRANTIES

     Each Purchaser represents and warrants to the Company as of the date hereof and as of the Closing, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Purchaser, (and no Purchaser shall be deemed to make or have any liability for any representation or warranty made by any other Purchaser) as set forth in this Article II.

     2.1 Investment Purpose. Purchaser is purchasing the Preferred Shares and the Warrants for Purchaser's own account for investment only and not with a view toward the public sale or distribution thereof in violation of the applicable securities laws. Purchaser will not, directly or indirectly, offer, sell, pledge or otherwise transfer the Preferred Shares or Warrants or any interest therein except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act, the rules and regulations promulgated pursuant thereto and applicable state securities laws. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. By making the representations in this
Section 2.1, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws.

     2.2 Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D and Purchaser has indicated on the Investor Questionnaire and Representation Agreement attached hereto as Exhibit E in which capacity that it so qualifies as an "accredited investor."

     2.3 Reliance on Exemptions. Purchaser understands that the Preferred Shares and Warrants are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Preferred Shares and Warrants.

     2.4 Information. Purchaser or its counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by Purchaser, including without limitation the Company's Annual Report on Form 10-K/A for the Year ended September 30, 1996, Quarterly Reports on Form 10-Q for the periods ended December 31, 1996, March 31, 1997 and June 30, 1997, Proxy Statement relating to the Company's June 3, 1997 Annual Meeting of Shareholders (the "Proxy Statement") and Private Offering Memorandum dated December 15, 1997 (the "Offering Memorandum") (such documents collectively, the "SEC Documents"). Purchaser has been afforded the opportunity to ask questions of the Company and has received what Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its representatives nor any other disclosures or documents (including without limitation the SEC Documents) shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in this Agreement or in any Exhibit hereto or in any certificate issued in connection herewith or therewith. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk, including without limitation the risks and uncertainties disclosed in the SEC Documents. Subject to the foregoing, Purchaser acknowledges the disclosures presented under the caption "Risk Factors" in the Offering Memorandum, and the incorporation of those disclosures by reference herein.

     2.5 Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     2.6 Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred unless subsequently registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b) and (c) of Section 5.1 hereof); and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement).

     2.7 Legends. Purchaser understands that, subject to Article V hereof, the certificates for the Preferred Shares and Warrants and, until such time as the resale of the Common Shares and Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144 (subject to and in accordance with the procedures specified in Article V hereof), the certificates for the Common Shares and Warrant Shares, will bear a restrictive legend (the "Legend") in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

     2.8 Authorization: Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application, and (ii) as rights to indemnity and contribution under the Registration Rights Agreement may be limited by Federal or state securities laws.

     2.9 Residency. Purchaser is a resident of the jurisdiction set forth under Purchaser's name on the signature page hereto executed by Purchaser.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchasers as of the date hereof and as of the Closing as set forth in this Article III.

     3.1 Organization and Qualification. Each of the Company and its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify or be in good standing would have a Material Adverse Effect. "Material Adverse Effect" means any effect which, individually or in the aggregate with all other effects, is or reasonably could be expected to be materially adverse to the business, operations, properties, financial condition, operating results or prospects of the Company and its subsidiaries, taken as a whole on a consolidated basis or on the transactions contemplated hereby or on any of the Securities, or any of the documents or agreements to be entered into in connection herewith.

     3.2 Authorization: Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, and to issue, sell and perform its obligations with respect to the Preferred Shares and Warrants in accordance with the terms hereof and the terms of the Preferred Shares and Warrants, and to issue the Common Shares and Warrant Shares upon conversion of the Preferred Shares and exercise of the Warrant, respectively, in accordance with the terms and conditions of the Preferred Shares and Warrants, respectively; (b) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Preferred Shares and the Warrants, and the issuance and reservation for issuance of the Common Shares and the Warrant Shares) have been duly authorized by all necessary corporate action and, except as set forth on Schedule 3.2 hereof, no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency, and no filing with any person, body or agency, is required with respect to any of the transactions contemplated hereby or thereby (whether under rules of the American Stock Exchange ("AMEX"), the National Association of Securities Dealers or otherwise); (c) this Agreement, the Registration Rights Agreement, certificates for the Preferred Shares, and the Warrants have been duly executed and delivered by the Company; (d) this Agreement, the Registration Rights Agreement, the Preferred Shares, and the Warrants constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application, and (ii) as rights to indemnity and contribution under the Registration Rights Agreement may be limited by Federal or state securities laws; and (e) prior to the Closing Date, the Certificate of Designation in the form of Exhibit F has been filed with the Secretary of State of Colorado and will be in full force and effect, enforceable against the Company in accordance with its terms.

     3.3 Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Preferred Shares or the Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants is set forth in the "Dilution and Comparative Share Data" Section of the Offering Memorandum. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Common Shares and the Warrant Shares) are, and no such shares will be, subject to preemptive rights or any other similar rights of the stockholders of the Company or of any other person or entity or any liens or encumbrances. Except as disclosed in the "Dilution and Comparative Share Data" Section of the Offering Memorandum, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) issuance of the Securities will not trigger antidilution or similar rights for any other present or future outstanding or authorized securities of the Company, (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement), and (iv) there are no outstanding debt securities. The Company has furnished to Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), and the Company's By-laws as in effect on the date hereof (the "By-laws"). The Company has set forth on in the "Dilution and Comparative Share Data" Section of the Offering Memorandum all instruments and agreements (other than the Certificate of Incorporation and By-laws) governing or concerning securities convertible into or exercisable or exchangeable for Common Shares of the Company (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser).

     3.4 Issuance of Shares. The Common Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Preferred Shares and the Warrants, in accordance with the terms thereof, as applicable, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances directly or indirectly imposed or suffered by the Company or any of its subsidiaries, will be entitled to all rights and preferences accorded to a holder of Common Stock, shall be entitled to be traded on the same markets and exchanges as the other shares of Common Stock of the Company are traded, and will not be subject to preemptive rights or other similar rights of stockholders of the Company or of any other person or entity. The Preferred Shares and Warrants are duly authorized and validly issued, fully paid and nonassessable, and free from all liens, claims and encumbrances directly or indirectly imposed or suffered by the Company or any of its subsidiaries or affiliates and will not be subject to preemptive rights or other similar rights of stockholders of the Company or of any other person or entity.

     3.5 No Conflicts. The execution, delivery and performance of this Agreement, the Preferred Shares, the Warrants and the Registration Rights Agreement by the Company, and the consummation by the Company of transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Shares, Common Shares, Warrants, and Warrant Shares) will not (a) result in a violation of the Certificate of Incorporation or By-laws or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and the rules and regulations of AMEX) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected (except for such possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or other organizational documents, and neither the Company nor any of its subsidiaries is in default (and no event has occurred which has not been waived which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as Purchaser (or any direct or indirect transferee, assignee or participant of Purchaser or of such transferee, assignee or participant in a transaction of the type referred to in Section 5.1(b) below ("Purchaser Transferee")) owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as set forth on Schedule 3.5, or except (A) such as may be required under the Securities Act in connection with the performance of the Company's obligations under the Registration Rights Agreement, (B) filing of a Form D with the SEC, and (C) compliance with the state securities or Blue Sky laws of applicable jurisdictions, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Preferred Shares, the Warrants or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of AMEX, does not know of or anticipate any event which could be grounds for such delisting and does not reasonably anticipate that the Common Stock (including the Common Shares) will be delisted by AMEX for the foreseeable future.

     3.6 SEC Documents. Except as disclosed in Schedule 3.6, since September 30, 1996, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has delivered to each Purchaser true and complete copies of the SEC Documents, except for exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents which is required to be updated or amended under applicable law has not been so updated or amended. The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and, fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements or the notes thereto of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business consistent with past practice subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business consistent with past practice and not required under generally accepted accounting principles to be reflected in such financial statements, in each case of clause (i) and (ii) next above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company and its subsidiaries or to the transactions contemplated hereby or to the Securities. To the extent required by the rules of the SEC applicable thereto, the SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments existing as of the respective date of each such SEC Document (or such other date required by the rules of the SEC) to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "Contract"). Except as set forth in Schedule 3.6, none of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default by the Company or its subsidiaries thereunder which would have a Material Adverse Effect.

     3.7 Absence of Certain Changes. Since September 30, 1996, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company, except as disclosed in Schedule 3.7.

     3.8 Absence of Litigation. Except as disclosed in Schedule 3.8, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, which if adversely determined could have a Material Adverse Effect or would adversely affect the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents. There are no facts known to the Company which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

     3.9 Disclosure. No information, statement or representation relating to or concerning the Company or any of its subsidiaries set forth in this Agreement or provided to a Purchaser in connection with the transactions contemplated hereby contains an untrue statement of a material fact. No information relating to or concerning the Company or any of its subsidiaries set forth in any of the SEC Documents contains a statement of material fact that was untrue as of the date such SEC Document was filed with the SEC. The Company has not omitted to state a material fact necessary in order to make the statements and representations made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement, no material fact (within the meaning of the federal securities laws of the United States and of applicable state securities laws) exists with respect to the Company or any of its subsidiaries which has not been publicly disclosed.

     3.10 Acknowledgment Regarding Purchaser's Purchase of the Securities. The Company acknowledges and agrees that Purchaser is not acting as a financial advisor or fiduciary of the Company or any of its subsidiaries (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transaction contemplated hereby, and the relationship between the Purchaser and the Company, are "arms-length", and that any statement made by Purchaser (except as set forth in
Article II), or any of its representatives or agents, in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser's purchase of the Securities and has not been relied upon as such in any way by the Company, its officers or directors. The Company further represents to Purchaser that the Company's decision to enter into this Agreement and the transactions contemplated hereby have been based solely on an independent evaluation by the Company and its representatives.

     3.11 S-3 Registration. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. The Company acknowledges that once the resale of the Common Stock and Warrant Shares have been registered under the Securities Act or otherwise may be sold by a Purchaser pursuant to Rule 144, the Common Stock and Warrant Shares will not contain the legend set forth in Section 2.7.

     3.12 No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

     3.13  No  Integrated  Offering.   Neither  the  Company,  nor  any  of  its
affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would either require registration of any of the Securities under the Act or prevent the parties hereto from consummating, or delay or interfere with the consummation of, the transactions contemplated hereby pursuant to an exemption from the registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the relevant representations and warranties herein contained of the Purchaser and of Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group
("Shoreline") in their letter to the Company dated as of December 22, 1997 (a copy of which is attached as Schedule 3.13 hereto) to the extent relevant for such determination. To the Company's knowledge, such representations and warranties of Shoreline are accurate.

     3.14 No Brokers. The Company has taken no action, directly or indirectly, which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with Shoreline the fees of which shall be paid in full by the Company. The Company will indemnify the Purchaser from and against any fees and expenses (including without limitation reasonable attorneys fees and expenses) sought or other claims made by Shoreline with respect to its brokerage commission.

     3.15 Intellectual Property. The Company owns or has obtained valid and enforceable licenses for the US, Japanese and European patents, trademarks, trademark registrations, service marks, service mark registrations, trade names and, copyright registrations described in Schedule 3.15 as being owned or used by or licensed to it or necessary for the conduct of its business (collectively with any other patents, patent applications, inventions, technology, copyrights and trade secrets, the "Intellectual Property"). Except as set forth in Schedule
3.15 (i) there are no rights of third parties of any such Intellectual Property;
(ii) to the Company's knowledge there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual property, and the Company is unaware of any facts which would form a reasonable basis for any such claim;
(iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vi) to the Company's knowledge there is no patent or patent application which contains claims that dominate or may dominate any Intellectual Property described in the
Schedule 3.15 as being owned by or licensed to the Company or that is necessary for the conduct of its business or that interferes with the issue or pending claims of any such Intellectual Property, and (vii) there is no prior art of which the Company is aware that may render any patent held by or licensed to the Company invalid or any patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

     3.16 Key Employees. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the Proxy Statement. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries, and the Company has no intention to terminate the employment or services of any Key Employee. "Key Employee" means each of the Executive Officers listed in the Proxy Statement. Neither the Company nor any subsidiary is involved in any union labor dispute and none of their employees is a member of a union. The Company and its subsidiaries believe their employee relations are good.

     3.17 The Company has in effect a shareholders rights plan. None of the Purchaser's Preferred Shares, Warrants, Common Shares and Warrant Shares will be deemed to trigger such plan.

     3.18 Dilution. The number of Common Shares and Warrant Shares may increase substantially in certain circumstances, including the circumstances where the trading price of the Company's Common Stock declines. The Company acknowledges that its obligation to issue Common Shares and Warrant Shares upon conversion of the Preferred Shares (to the extent of the "AMEX Limit," as defined in the Registration Rights Agreement as it relates to the Common Share Limit (the "Common Share Limit"), as defined in the Certificate of Designation attached hereto as Exhibit F and exercise of the Warrants is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

     3.19 Certain Transactions. Except as disclosed in Schedule 3.19 and except for arm's length transactions pursuant to which the Company or any of its direct or indirect subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its direct or indirect subsidiaries could obtain from third parties, none of the officers, directors, or employees of the company is presently a party to any transaction with the Company or any of its direct or indirect subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     3.20 Permits; Compliance. The Company and each of its direct and indirect subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its direct or indirect subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Since January 1, 1995, neither the Company nor any of its direct or indirect Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

     3.21 Insurance. The Company and each of its direct and indirect subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its direct and indirect subsidiaries are engaged. Neither the Company nor any such direct or indirect subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     3.22 Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3.22 or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

     3.23 Environmental. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations  relating  to  the  protection  of  human  health  and  safety,  the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

     3.24 Tax Status. Except as set forth on Schedule 3.24, the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

     3.25 Investment Company Act. The Company is not, and as result of the sale of the Securities to the Purchasers and application of the net proceeds therefrom as described in Section 4.9, will not become, an "investment company" or any entity controlled by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.



                                   ARTICLE IV
                                    COVENANTS

     4.1 Best Efforts. The parties shall use their best efforts to timely satisfy each of the conditions described in Articles VI and VII of this Agreement.

     4.2 Securities Laws. The Company agrees to timely file a Form D with respect to the Securities with the SEC as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company agrees to file a press release disclosing the transactions contemplated hereby with the SEC within one (1)) business day following the date of Closing and to file an 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within five (5) business days following the date of Closing. The

Company shall, on or prior to the date of Closing, take such action as is necessary to qualify the Securities for sale to the Purchaser in compliance with applicable securities laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchaser on or prior to the date of the Closing.

     4.3 Reporting Status. So long as the Purchaser or a Purchaser Transferee beneficially owns any of the Securities, (a) the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination, and (b) the Company will maintain its ability and eligibility to register its Common Shares on Form S-3.

     4.4 Information. The Company agrees to send the following reports to the Purchaser and Purchaser's Transferee until the Purchaser and Purchaser's Transferee transfers, assigns or sells all of its Securities in transactions in which the transferee is (unless such transferee is an affiliate) not subject to securities law resale restrictions: (a) within three (3) business days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any proxy statements and any Current Reports on Form 8-K; and (b) within one (1) business day after release, copies of all press releases issued by the Company or any of its subsidiaries. The Company further agrees to promptly provide to the Purchaser and Purchaser's Transferee any information with respect to the Company, its properties, or its business or Purchaser's investment as the Purchaser and Purchaser's Transferee may reasonably request; provided, however, that the Company shall not be required to give the Purchaser any material nonpublic information. If any information requested by the Purchaser from the Company contains material nonpublic information, the Company shall inform the Purchaser in writing that the information requested contains material nonpublic information and shall in no event provide such information to Purchaser without the express written consent of the Purchaser after being so informed.

     4.5 Listing. The Company shall continue the uninterrupted listing and trading of its Common Stock and the Common Shares and Warrant Shares on the AMEX, the Nasdaq National Market, the Nasdaq Small Cap Market or the New York Stock Exchange; and comply in all material respects with the Company's reporting, filing and other obligations under the By-laws and rules of such Exchange or Nasdaq, as applicable (including without limitation, filing an Additional Listing Application with AMEX for the Common Shares and the Warrant Shares not later than ten (10) days after the date of Closing). During a period of two years from the date of Closing, if and so long as the Common Stock and the Common Shares and Warrant Shares are not listed on one of such Exchanges or Nasdaq, as partial compensation for the added liquidity risk of such delisting the Company shall be obligated to make the following additional cash payments (the "Delisting Payments"). The Delisting Payments will be equal to two percent (2%) of the Purchase Price (plus accrued but unpaid interest) of any outstanding Preferred Shares for each month (or part thereof) following the date the Common Stock is delisted (the "Delisting Date") continuing through the date the Common Stock is listed on one of such Exchanges or Nasdaq (the "New Listing"). The Delisting Payments will be paid to the holder of the Preferred Shares in cash within five (5) business days following the earlier of (i) the end of each month following the Delisting Date, or (ii) the effective date of the New Listing. Nothing herein shall limit the Preferred Share holder's right to pursue actual damages for the Company's failure to maintain its listing on such Exchange or Nasdaq.

     4.6 Prospectus Delivery Requirement. The Purchaser understands that the Securities Act may require delivery of a prospectus relating to the Common Shares in connection with any sale thereof pursuant to a registration statement under the Securities Act covering the resale by the Purchaser of the Common Shares being sold, and the Purchaser shall comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

     4.7 Corporate Existence. So long as any Preferred Shares or Warrants remain outstanding, the Company shall not directly or indirectly (i) consummate any merger, reorganization, restructuring, consolidation or similar transaction by or involving the Company except a merger or consolidation where the Company is the survivor, (ii) consummate any sale of all or substantially all of the assets of the Company or of all of its material subsidiaries or any similar transaction or related transactions which effectively results in a sale of all or substantially all of the assets of the Company and/or its subsidiaries, or (iii) fail to continue to own, directly or indirectly, all of the capital stock of all of its material subsidiaries (other than due to a merger or consolidation of any subsidiary into the Company or a wholly-owned subsidiary of the Company, or a public or private Offering of Viral Technologies, Inc. ("VTI") where the Company owns at least 50% of the voting control and 50% of the economic interest in VTI following such offering).

     4.8 Cash Maintenance Requirement. As of November 13, 1997, the Company's balance sheet reflects cash and cash equivalents equal to approximately Six Million Seven Hundred Thousand U.S. Dollars ($6,700,000). From the Closing Date through September 30, 1998, the Company agrees to maintain not less than Six Million Dollars ($6,000,000) in cash or cash equivalents (as reflected in the Company's quarterly financial statements). The Company does not presently intend to declare or distribute dividends on any of its outstanding shares or distribute any of its assets to stockholders, or to incur any liabilities not in the ordinary course of its business.

     4.9 Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares for working capital and general corporate matters.

     4.10 Reservation of Shares. The company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 3,343,782 or such greater number of shares of Common Stock needed to provide for the issuance of the Common Shares and the Warrants Shares.

     4.11 Additional Financing; Right of First Refusal. Subject to the exceptions described below, the Company agrees that during the period beginning on the date hereof and ending one year following the Closing Date (the "Lock-Up Period"), the Company and its subsidiaries shall not negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any subsidiary (including debt securities with an equity component) in any form ("Future Offerings") unless it shall have first delivered to each Purchaser or a designee appointed by such Purchaser written notice (the "Future Offering Notice") describing the proposed Future Offering, including the terms and conditions thereof, and providing each Purchaser an option to purchase up to its Aggregate Percentage (as defined below), as of the date of delivery of the Future Offering Notice, in the Future Offering (the limitations referred to in this and the preceding sentence are collectively referred to as the "Capital Raising Limitation"). For purposes of this Section 4.11, "Aggregate Percentage" at any time with respect to any Purchaser shall mean the percentage obtained by dividing (i) the aggregate number of Common Shares issued or issuable, as if a conversion occurred on such date, upon conversion of the Preferred Shares initially owned by such Purchaser by (ii) the aggregate number of Common Shares issued or issuable, as if a conversion occurred on such date, upon conversion of the Preferred Shares initially owned by all Purchasers. A Purchaser can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within three (3) business days of receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Purchaser will purchase, up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event the Purchasers fail to elect to fully participate in the Future Offering within the periods described in this Section 4.11, the Company shall have sixty (60) days thereafter to sell the securities of the Future Offering respecting which such Purchaser's rights were not exercised, upon terms and conditions, no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such sixty (60) day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Purchasers in the manner provided in this Section 4.11. The Capital Raising Limitations shall not apply to (i) a loan from a commercial bank, (ii) any transaction involving the Company's issuances of securities in connection with
(A) a merger, consolidation or purchase of assets, (B) any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or (C) the acquisition of a business, product, technology or license by the Company, (iii) the issuance of Common Stock in a firm commitment, underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the company's options, warrants or other convertible securities outstanding as of the date hereof, or (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants.

     4.12 Restriction on Certain Issuances of Securities. (a) For a period of one year following the Closing Date, the Company shall not issue or agree to issue, (except (i) to Purchasers pursuant to this Agreement, (ii) pursuant to any employee stock option, stock purchase or restricted stock plan of the Company in effect on the date hereof, (iii) pursuant to any existing security, option, warrant, scrip, call or commitment or right or; (iv) pursuant to any grant or exercise of any warrants or options granted or awarded to any person as compensation for services provided to the Company, in the reasonable discretion of the Board of Directors; (v) pursuant to a strategic joint venture or partnership entered into by the Company, undertaken at the reasonable discretion of the Board of Directors of the Company, the primary purpose of which is not to raise equity capital, or (vi) the Additional Financing referred to in Section 4.11), any equity securities of the Company (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity securities of the Company) if such securities are issued at a price (or in the case of securities convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock such securities provide for a conversion, exercise or exchange price) which is less than the Applicable Price (as defined in the Certificate of Designation attached hereto as Exhibit F) for Common Stock on the date of issuance of such security.

     4.13 Transaction with Affiliates. So long as Purchasers own any Preferred Shares, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any subsidiary's officers, directors, person who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction commitment or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

     4.14 Indemnification. In consideration of each Purchaser's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Purchaser and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by an Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Certificate of Designation, the Warrants or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or
(b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate of Designations, the Warrants or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees, or the status of such Purchaser or holder of the Securities as an investor in the Company, except for any such Indemnified Liabilities which directly and primarily results from the particular Indemnitee's (i) gross negligence or willful misconduct, and (ii) breach or default by the particular Indemnitee of an agreement or contract between the particular Indemnitee and a third party not related to, or arising out of, this transaction. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     4.15  Notification.  The Company  agrees to notify each holder within three
(3) business days of the Company becoming aware of the relevant facts, that any holder has (a) converted all of its Preferred Shares, (b) requested redemption of its Preferred Shares or (c) been issued a number of shares, upon conversion of Preferred Shares, which equals or exceeds such holder's portion of the Common Share Limit.

                                    ARTICLE V
           LEGEND REMOVAL, TRANSFER, CERTAIN SALES, ADDITIONAL SHARES

     5.1 Removal of Legend. The Legend shall be removed and the Company shall issue, or shall cause to be issued, a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if (a) the resale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale) to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act pursuant to an exemption from such registration requirements or (c) such Security can be sold pursuant to Rule 144, the Holder provides the Company with reasonable assurances that the Security can be so sold without restriction, or (d) such Security can be sold pursuant to Rule 144(k). Each Purchaser agrees to sell all registered Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement, in accordance with the manner of distribution described in such registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and the Security is to be disposed of other than pursuant to the registration statement or pursuant to Rule 144, then prior to, and as a condition to, such disposition such Security shall be relegended as provided herein in connection with any disposition if the subsequent transfer thereof would be restricted under the Securities Act. Also, in the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

     5.2 Transfer Agent Instructions. The Company shall instruct its transfer agent to issue certificates, registered in the name of the Purchaser or its nominee, for the Common Shares and the Warrant Shares in such amounts specified from time to time by the Purchaser upon conversion or exercise of the Preferred Shares and the Warrants, respectively. Such certificates shall bear the Legend only to the extent provided by Section 5.1 above. The Company covenants that no instruction other than such instructions referred to in this Article V, and stop transfer instructions to give effect to Section 2.6 hereof in the case of the Common Shares and Warrant Shares prior to registration of the Common Shares and Warrant Shares under the Securities Act or "black-out" periods as provided in the Registrations Rights Agreement between the Company and the Purchaser, dated of such date herewith, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement set forth in Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus as required in Section 5.1 in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. If (a) the Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if neither an effective registration statement under the Securities Act (beginning after a registration statement is required to be declared effective pursuant to the Registration Rights Agreement and with respect to the Common Shares only) nor Rule 144 is available in connection with such sale), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) the Purchaser transfers Securities to an affiliate which is an accredited investor (within the meaning of Regulation D under the Securities Act) and which delivers to the Company in written form the same representations, warranties and covenants made by Purchaser hereunder or pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Common Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by the Purchaser which shall contain a legend if required by Section 5.1.


                                   ARTICLE VI
                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

     6.1 The obligation of the Company hereunder to issue and sell the Preferred Shares and Warrants to the Purchaser at the Closing is subject to the satisfaction, as of the date of the Closing, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

     (i) The Purchaser shall have executed the signature page to this Agreement, the Registration Rights Agreement and the Escrow Agreement and delivered the same to the Company and Shoreline.

     (ii) The Purchaser shall have wired to the account of the Escrow Agent pursuant to the Escrow Agreement the Purchase Price.

     (iii) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

     (iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

                                   ARTICLE VII
              CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE

     7.1 The obligation of the Purchaser hereunder to purchase the Preferred Shares and Warrants to be purchased by it on the date of the Closing is subject to the satisfaction as of the date of the Closing, of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in the Purchaser's sole discretion:

     (i) The Company shall have executed the signature page to this Agreement, the Registration Rights Agreement and the Escrow Agreement and delivered the same to Purchaser and Shoreline.

     (ii) The Company shall have delivered to the Escrow Agent duly issued Preferred Shares being so purchased by Purchaser and certificates for the Warrants being issued to the Purchaser at the Closing in such number and denominations as are reasonably requested by Purchaser.

     (iii) The Common Stock shall be listed on the AMEX and trading in the Common Stock shall not have been suspended or limited by the AMEX or the SEC or other regulatory authority, and no such proceeding seeking suspension shall be pending.

     (iv) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing. Purchaser shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing to the foregoing effect.

     (v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (vi) Purchaser shall have received opinions of Hart & Trinen, LLP, dated as of the Closing, in the form attached hereto as Exhibit G.

     (vii)The Certificate of Designations, shall have been filed with the Secretary of State of the Sate of Colorado, and a copy thereof certified by such Secretary of State shall have been delivered to such Purchaser.

     (viii)As of Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, at least 3,343,782 shares of Common Stock.

     (ix) The Irrevocable Transfer Agent Instructions, in the form of Exhibit H attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

     (x) The Company shall have delivered a certificate evidencing the incorporation and good standing of the Company and each subsidiary in the state of such corporation's state of incorporation issued by the Secretary of Sate of the state of incorporation as of a date within ten (10) days of the Closing.

     (xi) The Company shall have delivered certified copies of its charter and bylaws, each as in effect at the Closing.


                                  ARTICLE VIII
                          GOVERNING LAW; MISCELLANEOUS

     8.1 Governing Law: Jurisdiction. This Agreement shall be governed by and construed in accordance with the Colorado Business Corporation Act (in respect of matters of corporation law) and the laws of the State of New York (in respect of all other matters) applicable to contracts made and to be performed in the State of New York. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the Borough of Manhattan in the State of New York in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Purchaser irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and each Purchaser further agrees that service of process upon the Company or such Purchaser, as applicable, mailed by the first class mail in accordance with Section 8.6 shall be deemed in every respect effective service of process upon the Company or such Purchaser in any suit or proceeding arising hereunder. Nothing herein shall affect any Purchaser's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The parties hereto irrevocably waive any right to trial by jury under applicable law.

     The Company and each Purchaser hereby waive any and all rights to a jury trial of any claim or cause of action based upon arising out of this Agreement or the other related agreements and documents or any dealings among them relating to the subject matter hereof and the relationship that is being established. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The parties acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver and that each will continue to rely on the waiver in their related future dealings. The Company and each Purchaser hereby warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement or to any other related documents or agreements. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     8.2 Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall promptly cause additional original executed signature pages to be delivered to the other parties.

     8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     8.5 Entire Agreement: Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the maters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

     8.6 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by nationally-recognized overnight courier or by facsimile machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

                  If to the Company:
                  Cel-Sci Corporation
                  66 Canal Center Plaza
                  Suite 510
                  Alexandria, VA 22314
                  Telecopy: (703) 549-6269
                  Attention:  Mr. Geert R. Kersten
                  with a copy to:

                  Hart & Trinen, LLP
                  1624 Washington Street
                  Denver, CO 80203
                  Telecopy: (303) 839-5414
                  Attention: Mr. Bill Hart, Esq.

                  If to Nelson Partners:

                  Nelson Partners
                  c/o Leeds Management Services
                  129 Front Street, 5th Floor
                  Hamilton HM 12
                  Bermuda
                  Telecopy: (441) 292-2239
                  Attention:  Ms. Anne Dupuy

                  with a copy to:

                  Citadel Investment Group, LLC
                  225 West Washington Street
                  9th Floor
                  Chicago, IL  60606
                  Telecopy: (312) 368-1347
                  Attention:  Mr. Michael J. Hughes and Mr. Kenneth C. Griffin

                  and with a copy to:

                  Katten, Muchin, & Zavis
                  525 West Monroe Street
                  Suite 1700
                  Chicago, IL  60661-3693
                  Telecopy:  (312) 902-1061
                  Attention:  Steven G. Martin, Esq.

                  If to Olympus Securities, Ltd.:

                  Olympus Securities, Ltd.
                   c/o Leeds Management Services
                  129 Front Street, 5th Floor
                  Hamilton HM 12
                  Bermuda
                  Telecopy: (441) 292-2239
                  Attention:  Ms. Anne Dupuy

                  with a copy to:

                  Citadel Investment Group, LLC
                  225 West Washington Street
                  9th Floor
                  Chicago, IL  60606
                  Telecopy: (312) 368-1347
                  Attention: Mr. Michael J. Hughes and Mr. Kenneth C. Griffin

                  and with a copy to:

                  Katten, Muchin, & Zavis
                  525 West Monroe Street
                  Suite 1700
                  Chicago, IL  60661-3693
                  Telecopy:  (312) 902-1061
                  Attention:  Steven G. Martin, Esq.

                  If to KA Investments LDC:

                  KA Investments LDC
                  c/o Tarmachan Capital
                  1712 Hopkins Crossroads
                  Minnetonka, MN  55305
                  Telecopy: (612) 542-4253
                  Attention:  Ms. Ivana Bozjack

                  with a copy to:

                  Robinson Silverman Pearce Aronsohn & Berman LLP
                  1150 Avenue Of The Americas
                  @ 51st Street
                  New York, NY 10104
                  Telecopy: (212) 541-1432
                  Attention: Mr. Eric Louis Cohen, Esq.

                  If to the following Purchasers:

                  Leonardo, L.P.
                  c/o Angelo, Gordon & Co., L.P.
                  245 Park Avenue, 26th Floor
                  New York, NY  10167
                  Telecopy:  (212) 692-6395
                  Attention:  Mr. Gary Wolf

                  GAM Arbitrage Investments, Inc.
                  11 Athol Street
                  Douglas, Isle of Man
                  British Isles, British Virgin Islands
                  Attention:  Mr. Michael L. Gordon

                  AG Super Fund International Partners, L.P.
                  Abbott Building
                  PO Box 3186
                  Road Town, Tortola
                  British Virgin Islands
                  Attention:  Mr. Michael L. Gordon

                  Raphael, L.P.
                  c/o Raphael Capital Management Limited
                  Abott Building
                  PO Box 3186 Main Street
                  Road Town, Tortola
                  British Virgin Islands
                  Attention:  Mr. Michael L. Gordon

                  Ramius Fund, Ltd.:
                  c/o Bank of Bermuda Building
                  6 Front Street
                  PO Box HM 1020
                  Hamilton, Bermuda HMDX
                  Attention:  Michael L. Gordon

                  Baldwin Enterprises, Inc.
                  529 East South Temple
                  Salt Lake City, Utah 84102
                  Attention:  Michael L. Gordon

                  and a copy to:

                  Angelo, Gordon & Co., L.P.
                  245 Park Avenue, 26th Floor
                  New York, NY  10167
                  Telecopy:  (212) 867-6395
                  Attention:  Mr. Gary Wolf
                  in each case with a copy to:

                     Shoreline Pacific Institutional Finance
                            3 Harbor Drive, Suite 211
                  Sausalito, CA  94965
                  Telecopy: (415) 332-7800
                  Attention:  General Counsel

     Each party shall provide notice to the other party of any change in address. Failure of any party to give notice to Shoreline Pacific as provided herein shall not invalidate notice given to any other party, which would otherwise be a valid notice.

     8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Purchaser may, subject to and in compliance with Section 5.2 hereof, assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company so long as such affiliate is an accredited investor (within the meaning of Regulation D under the Securities
Act) and agrees in writing to be bound by this Agreement. This provision shall not limit the Purchaser's right to transfer the Securities pursuant to the terms of this Agreement or to assign the Purchaser's rights hereunder to any such transferee pursuant to the terms of this Agreement.

     8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     8.9 Survival. The representations and warranties of the Company and the Purchaser and the agreements and covenants set forth herein shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Company or any Purchaser as the case may be.

     8.10 Public Filings: Publicity. As soon as practicable following the Closing (and not later than one (1) business days thereafter), the Company shall issue a press release with respect to the transactions contemplated hereby. The Company and Citadel Investment Group, LLC on behalf of the Purchasers shall have the right to approve before issuance any press releases, SEC or AMEX or other exchange filings, or any other public statements with respect to the transactions contemplated hereby (which approval shall not be unreasonably withheld or delayed).

     8.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     8.12 Remedies. No provision of this Agreement providing for any remedy to a Purchaser shall limit any remedy which would otherwise be available to such Purchaser at law or in equity. Nothing in this Agreement shall limit any rights a Purchaser may have under any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company and each Purchaser acknowledges that a breach by it of its respective obligations hereunder will cause irreparable harm to each Purchaser, in the case of the Company, and the Company, in the case of a Purchaser. Accordingly, the Company and each Purchaser acknowledges that the remedy at law for a material breach of its respective obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company or a Purchaser, as the case may be, of the provisions of this Agreement, that a Purchaser or the Company, as the case may be, shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.


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     IN WITNESS WHEREOF, the undersigned  Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.



CEL-SCI CORPORATION



By:
      Geert R. Kersten
      Chief Executive Officer


PURCHASER:


NELSON PARTNERS



By:
      Name:  Anne Dupuy
      Title:  Officer
      Residency: Bermuda


      Aggregate Subscription Amount

      Preferred Shares Purchased:
      Warrants Purchased:


OLYMPUS SECURITIES, LTD.



By:
      Name:  Anne Dupuy
      Title:  Officer
      Residency: Bermuda

      Aggregate Subscription Amount

      Preferred Shares Purchased:
      Warrants Purchased:




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KA INVESTMENTS LDC.



By:
      Name:
      Title: Secretary
      Residency:  Cayman Island


      Aggregate Subscription Amount

      Preferred Shares Purchased:
      Warrants Purchased:


LEONARDO, L.P.

By:  Angelo, Gordon & Co., L.P.
        General Partner


By:
      Name: Michael L. Gordon
      Title:      Chief Operating Officer
      Residency:  Cayman Islands

      Aggregate Subscription Amount

      Preferred Shares Purchased:
      Warrants Purchased:

GAM ARBITRAGE INVESTMENTS, INC.

By:  Angelo, Gordon & Co., L.P.
        Investment Advisor


By:
      Name: Michael L. Gordon
      Title:      Chief Operating Officer
      Residency:  British Virgin Islands

      Aggregate Subscription Amount

      Preferred Shares Purchased:
      Warrants Purchased:




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AG SUPER FUND INTERNATIONAL PARTNERS, L.P.

By:  Angelo, Gordon & Co., L.P.
        General Partner


By:
      Name: Michael L. Gordon
      Title:      Chief Operating Officer
      Residency:  Cayman Islands

      Aggregate Subscription Amount

      Preferred Shares Purchased:
      Warrants Purchased:

RAPHAEL, L.P.



By:
      Name: Michael L. Gordon
      Title:      Chief Operating Officer
      Residency:  Cayman Islands


      Aggregate Subscription Amount

      Preferred Shares Purchased:
      Warrants Purchased:

RAMIUS FUND, LTD.

By:  AG Ramius Partners, L.L.C.
        Investment Advisor


By:
      Name: Michael L. Gordon
      Title:      Managing Officer
      Residency:  Bermuda

      Aggregate Subscription Amount

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BALDWIN ENTERPRISES, INC.

By:  AG Ramius Partners, L.L.C.
        Investment Advisor


By:
      Name: Michael L. Gordon
      Title:      Managing Officer
      Residency:  Colorado


      Aggregate Subscription Amount

      Preferred Shares Purchased:
      Warrants Purchased: